Exhibit 10.7

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT (“Amendment”) is dated as of November [_______], 2009, and is entered into between Charter Communications, Inc., a Delaware corporation (the “Company”) and Neil Smit (“Executive”).  Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Agreement (defined below).

WHEREAS, Executive and the Company entered into an employment agreement dated as of July 1, 2008 (the “Agreement”), pursuant to which Executive continued to serve as President and Chief Executive Officer of the Company.

WHEREAS, the Company and Executive desire to amend the Agreement as provided in this Amendment and agree that all other terms and conditions of the Agreement shall otherwise remain in place, except as expressly amended herein.

NOW THEREFORE, for and in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Amendment hereby agree as follows:

I. Amendments to Agreement.  The parties hereby agree to amend the Agreement as follows:

A. Section 2.3 shall be amended by deleting the second, third and fourth sentence thereof.

B. Section 2.4 shall be deleted in its entirety and replaced with the phrase “[intentionally left blank]”.

C. Section 2.5(a) shall be deleted in its entirety and replaced with the following:

“Effective as of the Effective Date, the Performance Cash award granted to Executive on April 28, 2008 is hereby amended such that any portion of that award scheduled to vest based (in whole or in part) on Executive's continuous service with the Company after the expiration of the Term shall instead vest (and hence, for avoidance of doubt, become nonforfeitable) on June 30, 2010, subject only to Executive's continuous employment by the Company through that date and the degree to which any applicable quantitative performance criteria are ultimately satisfied.”

D. Section 2.5 of the Agreement shall be amended by adding a new Section 2.5(c) to state as follows:

“(c)           Notwithstanding anything to the contrary contained herein, Executive shall not be entitled to an Annual LTI Grant for 2009 if Executive receives the full $6,000,000 award made to Executive under the Restructuring Value Program pursuant to the Value Creation Plan, adopted by the Company as of March 12, 2009 (the “VCP”).”

II. Acknowledgments.  Executive acknowledges that he has reviewed the provisions of this Amendment and considered the effect of these provisions on the Agreement, has had adequate opportunity to consult with counsel with respect to these provisions and fully and freely consents to the terms of this Amendment.

III. Miscellaneous.

A. This Amendment may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

B. Except as provided herein, the provisions of the Agreement are and shall remain in full force and effect.

C. This Amendment shall become effective upon the occurrence of the effective date of the Company's plan of reorganization

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IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by a duly authorized officer of the Company, and Executive has executed this Amendment, each as of the day and year first above written.

EXECUTIVE

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Neil Smit

CHARTER COMMUNICATIONS, INC.

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By: Michael Lovett
Title: Chief Operations Officer